Exhibit 10.36

NOTICE OF GRANT OF RESTRICTED STOCK UNIT

(Performance-Based)

Pursuant to the terms and conditions of the Parsley Energy, Inc. 2014 Long Term Incentive Plan, attached as Appendix A (the “Plan”), and the associated Restricted Stock Unit Agreement, attached as Appendix B (the “Agreement”), you are hereby granted an award to receive the number of Restricted Stock Units set forth below whereby each Restricted Stock Unit represents the right to receive one share of Stock, plus rights to certain Dividend Equivalents described in Section 3 of the Agreement, subject to certain restrictions thereon, and under the terms and conditions set forth below, in the Agreement, and in the Plan (the “Restricted Stock Units”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Grantee:	______________________

Date of Grant:	________________ (“Date of Grant”)

Target Number of Restricted Stock Units:	____________ (“Target Number of RSUs”)

Vesting Schedule:

Subject to the terms and conditions of the Agreement and the Plan, the proportion of the Target Number of RSUs earned under this Notice of Grant of Restricted Stock Unit shall be calculated in accordance with Appendix C; provided, however, that such restrictions will expire, the Restricted Stock Units will vest, and Stock will become issuable with respect to the Restricted Stock Units under the circumstances enumerated in Appendix C only if you remain in the employ of or a service provider to the Company or its Subsidiaries continuously from the Date of Grant through the end of the Performance Period (as defined below), except as otherwise provided in Section 7 of the Agreement.  The period over which the Company’s performance will be measured for purposes of applying the methodology set forth in Appendix D shall be from [____] to [____] (the “Performance Period”).

You and the Company hereby acknowledge receipt of the Restricted Stock Units issued on the Date of Grant indicated above, which have been granted under the terms and conditions contained herein and in the Plan and the Agreement.

You acknowledge and agree that (a) you are not relying upon any written or oral statement or representation of the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) regarding the tax effects associated with your execution of this Notice of Grant of Restricted Stock Unit and your receipt and holding of and the vesting of the Restricted Stock Units, and (b) in deciding to enter into this Agreement, you are relying on your own judgment and the judgment of the professionals of your choice with whom you have consulted.  You hereby release, acquit and forever discharge the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with your execution of the Agreement and your receipt and holding of and the vesting of the Restricted Stock Units.

In addition, you are consenting to receive documents from the Company and any plan administrator by means of electronic delivery, provided that such delivery complies with the rules, regulations, and guidance issued by the Securities and Exchange Commission and any other applicable government agency.  This consent shall be effective for the entire time that you are a participant in the Plan.

You further acknowledge receipt of a copy of the Plan and the Agreement and agree to all of the terms and conditions of the Plan and the Agreement which are incorporated herein by reference.

Attachments:	Appendix A – Parsley Energy, Inc. 2014 Long Term Incentive Plan
Appendix B – Restricted Stock Unit Agreement
Appendix C – Performance Vesting Criteria and Methodology

Appendix A

Parsley Energy, Inc. 2014 Long Term Incentive Plan

Appendix B

Restricted Stock Unit Agreement

Appendix C

Performance Vesting Criteria and Methodology

This Appendix C to this Notice of Grant of Restricted Stock Unit contains the performance requirements and methodology for the vesting of the Restricted Stock Units.  Capitalized terms used but not defined herein or in the Notice of Grant of Restricted Stock Unit shall have the same meaning assigned to them in the Agreement or the Plan.

A.  Performance Criteria

[_________________________]

B.  Threshold(s)

[_________________________]

C. Additional Factors or Information Regarding Performance Vesting Methodology

[_________________________]